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                                 EXHIBIT 23.2

                     (LETTERHEAD OF RYDER SCOTT COMPANY)


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


      As independent petroleum engineers, we hereby consent to (a) the use of our name and references to our firm in the Annual Report on Form 10-K of 3DX Technologies Inc. for the year ended December 31, 1998 and (b) to the inclusion of the estimate of proved reserves and present value of the future net revenues included in our report dated January 27, 1999 in such Annual Report.




                                                           RYDER SCOTT COMPANY
                                                           PETROLEUM ENGINEERS


Houston, Texas
March 24, 1999